Exhibit 10.48

SECOND AMENDMENT

TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) dated the 9th day of September, 2013, is entered into by and among FOUNTAINS AT NEWBERN STATION, LLC (“NBS”), NEWBERN STATION HOLDINGS, LLC (“NBSH”), PROFFITT DIXON PARTNERS, LLC (“Manager”), and the members listed on Schedule 1, attached hereto (collectively “Members”) (NBS and NBSH are individually “Company” and collectively “Companies”, and Companies, Manager, and the Members collectively are referred to herein individually as a “Seller” and together as the “Sellers”) and TRADE STREET OPERATING PARTNERSHIP, L.P. (“Buyer”). PROFFITT DIXON HOLDING COMPANY, LLC (the “Developer Group”) joins in this Amendment.

W I T N E S S E T H:

WHEREAS, Companies and Buyer entered into that certain Purchase and Sale Agreement having an Effective Date of December 20, 2012, as amended by that certain First Amendment to Purchase and Sale Agreement dated January 9, 2013 (collectively “Agreement”); and

WHEREAS, NBSH is a wholly owned subsidiary of NBS whereby NBS owns all of the issued and outstanding interest in NBSH free and clear of all liens, claims, and encumbrances (“NBS Interests”); and

WHEREAS, the parties desire to amend certain terms and provisions of the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

1. The recitations heretofore set forth are true and correct and are incorporated herein by this reference.

2. The Agreement as amended by this Amendment is hereby ratified and restated and remains in full force and effect. To the extent of any inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall supersede and control to the extent of such inconsistency. Terms not otherwise defined herein shall have the meaning set forth in the Agreement.

3. Section 2.3 of the Agreement is hereby amended to provide that (i) the Management Agreement shall be terminated on the Closing Date upon a successful Closing of the Property by Buyer, and (ii) in consideration of such termination of the Management Agreement, Buyer shall pay a termination fee to the Management Company on the Closing Date in the amount of Nine Thousand and No/100 Dollars ($9,000.00).

4. The definition of “Closing Date” as set forth in Section 1.1.4 of the Agreement is hereby deleted and the following inserted in lieu thereof: “No later than September 30, 2013.” The option for Buyer to extend the Closing Date as referenced in Section 5.1 of the Agreement is hereby deleted.

5. Section 2.2.5 is amended to reflect that the Companies have represented that it has provided Buyer with true and correct copies of all Final Certificates of Occupancy of the entire Project, but has not delivered to Buyer the certificate of the Project Architect or the AIA Document G-704 Certificate of Substantial Completion (or factual equivalent from the Project Architect) as provided in Section 2.2.5 of the Agreement (collectively “Remaining Documents”). The Developer Group shall cause the Companies to provide the Remaining Documents to Buyer within ten (10) days of the date of this Amendment. After delivery of the Remaining Documents, the Buyer shall have the right to perform the Final Inspection as provided in Section 2.2.5 of the Agreement. There are no Change Requests under Section 2.7 other than as set forth in Schedule 2.

6. Instead of Buyer acquiring the Property, at Closing, each Member and the Manager shall collectively assign to the Buyer one hundred percent (100%) of the management and ownership interest in NBS to the Buyer (collectively, “Interests”), free and clear of all liens, claims and encumbrances. At Closing (i) the Manager and all Members of NBS shall execute and deliver to Buyer the “Assignment and Assumption” in the form attached hereto as Schedule 3, (ii) NBSH shall be wholly owned by NBS free and clear of all liens, claims, and encumbrances, (iii) all managers and officers of NBS and NBSH shall resign and appoint the Buyer’s designees as managers and officers of NBS and NBSH, and (iv) the Companies shall, at Closing, continue to own the Property, subject only to the Permitted Exceptions. It is hereby understood, acknowledged and agreed that the only documents required to be executed by the Members at Closing shall be a FIRPTA Affidavit, 754 Election, as needed, and the Assignment and Assumption, and as to the Members which are entities, certificates of good standing and resolutions authorizing this transaction, and Developer Group shall provide a closing affidavit as set forth in Section 5.4.4 of the Agreement and shall sign a Closing Statement. On or before the Closing, the Developer Group shall cause the Companies to provide an update to the UCC and judgment and lien search of each Member, Manager and each Company reflecting there is no lien or encumbrance affecting the Property, the assets of the Company, the Interests, NBS Interests or the Manager’s interests, and each Seller (as to itself only) shall either satisfy any such obligation or provide evidence reasonably acceptable to Buyer that any lien is not applicable to the such Seller or the Property, the assets of the Company, the Interests, NBS Interests or the Manager’s interests, and that the Buyer is not or will not be adversely affected by such lien. The Developer Group shall be responsible for all post closing repair obligations of the Companies (previously the obligation of the Companies) under the Agreement. The total consideration to be paid to the Members shall be adjusted to provide an appropriate credit against (or increase to, as applicable) the Purchase Price for all prorations and adjustments under the Agreement, including the $500 Rent Ready credit for each unit which is not Rent Ready.

7. Immediately prior to Closing, all of cash on hand for NBS and NBSH shall be distributed to the Members of each company in accordance with the terms of the applicable Constituent Documents (as defined in Section 11(m) herein) and Schedule 6 attached hereto, and such disbursement of funds shall not in any way whatsoever give rise to a credit against the Purchase Price or any other form of compensation or consideration benefitting Buyer, except Buyer shall be entitled to the prorations and adjustments set forth in the Agreement.

8. All proceeds delivered to the Members at or in connection with Closing pursuant to the terms of the Agreement shall be shared among the Members in the same proportions and manner as each of said Members would have shared in said proceeds if the form of the transaction had remained a sale of the Property, rather than a sale and assignment of the Interests, and if said proceeds had been distributed immediately by NBS to all of its Members in the manner prescribed in the Constituent Documents of NBS.

9. The term “Member Entities” shall mean all entities that comprise the Members of NBS. The term “Member Entity” shall mean any such entities singularly.

10. The term “Individual Members” shall mean all individuals that comprise the Members of NBS. The term “Individual Member” shall mean such individuals singularly.

11. Developer Group Representations and Warranties. The Developer Group hereby represents, warrants and covenants unto Buyer as of the date hereof and as of Closing and agrees with Buyer as follows, to wit:

(a) Ability to Perform. Each of the covenants, representations and warranties of NBS and NBSH in the Agreement are true and correct.

(b) Taxes. Each Company has paid or will pay prior to Closing all federal, state and municipal income, sales, use, occupational, property and other taxes, assessments, fees, and charges levied upon its assets and income or otherwise relating or attributable to the Property and/or the assets of or business conducted by the Companies as of the Closing Date (as applicable); provided, however, for the avoidance of doubt, that this sentence shall not apply to any taxes or assessments that are subject to proration in accordance with the Agreement and all taxes and assessments subject to such proration shall be subject to the Agreement. Each of the Companies have paid all sales and similar taxes with respect to the Property and all rentals paid with respect thereto. No Company has received any written notice from any applicable governmental authority of any pending or threatened special assessments pertaining to the Property, the NBS Interests, or the Companies. None of the Companies are delinquent in the payment of any tax, estimated tax, assessment or governmental charge. There are no tax liens affecting the NBS Interests, Property or assets of the Companies, except liens for non-delinquent real property taxes in the Real Property. At Closing, all taxes and assessments on the Property and prior years will be paid to the extent due to enable the Title Company to only except for taxes for the year of Closing and subsequent years with respect to the Properties. The Members shall cause NBS and NBSH to file a short-year tax return for the Companies that includes their respective formation date through the Closing Date, and the Members shall be solely responsible for payment of any and all taxes due to any governmental agency related to the filing of such short-year tax returns, including any that may be due related to the Section 754 election required to be filed with each such short tax year return as well as any and all taxes due related to the Section 754 elections for NBS and NBSH for the year of Closing. In the event that after the Closing Date a deficiency is determined in the amount of any federal, state or local tax payable by any of the Companies that would affect the Companies or the Buyer or its assigns (directly or indirectly) and which deficiency relates to periods ending prior to the Closing Date, then, in that event, the Developer Group shall be fully responsible for the payment of said deficiency and agree to indemnify the Buyer and/or its assigns related thereto.

(c) Litigation. There is no litigation, action, or proceeding pending or, to each of Companies’, Members’, Manager’s or Developer Group’s knowledge, threatened relating to any Company, Member, NBS Interests, the Property, or the transactions contemplated by the Agreement, including, but not limited to, those alleging the violation of any laws, ordinances, orders or regulations of governmental or quasi-governmental authorities.

(d) Payments in Kind. None of the Companies, the Manager or any of the Member Entities has issued any gift certificates, trade vouchers or other “payments-in-kind” or credits which remain outstanding which would be binding upon Buyer, NBS, NBSH or the Property.

(e) Employees. From the date of each Company’s formation, none of such Companies have ever had any employees or pension, profit sharing or other benefit plans.

(f) Financial Statements. The balance sheets, income statements, tax statements and other financial information pertaining to the NBS and NBSH (“Financial Records”), attached hereto as Schedule 4, or which may be supplied to Buyer are in accordance with the books and records of the applicable entity, used in its day-to-day operations for the periods therein specified prepared utilizing tax basis accounting and same fairly presents in all material respects, the financial condition of each applicable entity. Specifically, but not by way of limitation, the balance sheets disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due) of NBS and NBSH at the applicable balance sheet date, are prepared consistently. Notwithstanding anything to the contrary in this Section, the parties acknowledge that the financial records of NBS and NBSH may not be complete for the period of operation of the Companies through the Closing Date. The Developer Group shall cause NBS and NBSH to update such Financial Records through the Closing to reflect any material changes in such Financial Records from the date of such Financial Records through the Closing Date. As of Closing, there shall be no loans or obligations owed by either of the Companies to any person, firm or entity, other than the Specified Liabilities.

(g) Present Status. Since their respective balance sheet dates, none of NBH or NBHS have:

(i) Incurred any obligations or liabilities, absolute, accrued, contingent or otherwise except in the ordinary course of business;

(ii) Sold or transferred any assets, except sales from inventory in the ordinary course of business;

(iii) Suffered any damage, destruction or loss (whether or not covered by insurance) materially affecting its properties, business or prospects;

(iv) Waived or modified any rights of substantial value; entered into any transaction other than in the ordinary course of business; or

(v) Experienced any event or condition (financial or otherwise) which does have, or reasonably might have, a material adverse affect on its assets, condition or business prospects.

(h) Specified Liabilities. As of the Closing none of NBS and NBSH shall have any liabilities or obligations other than the Leases, Assumed Contracts, and Permitted Exceptions (collectively “Specified Liabilities”). The Companies have paid all hard and soft costs in connection with development and construction of the Project. The Companies and Manager hereby (i) terminated all agreements between Companies and Manager effective as of Closing, and (ii) agree that all obligations of the Companies to Manager, including, but not limited to, any obligations under any agreements owed by of the Companies to Manager, including, but not limited to, any indemnities shall be deemed satisfied or waived by Manager as of Closing.

(i) FIRPTA. Each Seller is a “United States person” within the meaning of the Internal Revenue Code of 1986, as amended.

(j) Free and Clear. The ownership interests in NBS and NBSH as well as each manager’s interest in NBS and NBSH as of the Closing Date, shall be free and clear of all liens and encumbrances.

(k) No Warrants. There are no outstanding options, warrants or other rights to purchase any interest in any Company or the property owned by any such Company (subject to the Permitted Exceptions). There are no outstanding or authorized purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require either Company to issue, sell or otherwise cause to become outstanding any of its Interests.

(l) Interest. The Interests of the Members, collectively, to be assigned by the Members to Buyer comprise all of the issued and outstanding legal and beneficial Interests in NBS and NBS’s ownership interest in NBSH is all of the issued and outstanding legal and beneficial interest in NBSH. The Members comprise all “Investor Members” (as defined in the Constituent Documents) and own all of the issued and outstanding legal and beneficial interest free and clear of all liens, claims, and encumbrances in NBS, and NBS owns all of the legal and beneficial interest in NBSH free and clear of all liens, claims, and encumbrances. All of such Interests and NBS Interests have been duly authorized, are validly issued, fully paid and nonassessable, free and clear of any liens and encumbrances of any kind, and are not subject to preemptive rights, rights of first refusal or any other right or interest of any third party created by statute or any agreement to which the Companies or any Members are a party or by which either of the Companies or any Members are bound or subject. None of the Companies, the Manager, or any Member has issued or granted any interests, options, interest appreciation rights, performance units or similar rights related to either Company. All necessary consents, approvals and requirements to transfer the Interests to Buyer, free of liens, claims and encumbrances, including, but not limited to, requirements under the Constituent Documents, have been obtained as of the date hereof. There are no contracts, commitments or agreements relating to voting, purchase or sale of all or any portion of the Interests or NBS Interests, or any or rights to distributions with respect thereto, except as set forth in the operating agreement(s) referred to in Section 11(m) of this Amendment.

(m) Constituent Documents. Schedule 5 is the true and correct copy of the “Constituent Documents” for each of NBS and NBSH. Such Constituent Documents shall not be amended prior to Closing without Buyer’s written approval. The ownership interest in each Company, setting forth the name of each Member and the nature and amount of their respective Membership Interests (including, but not limited to, all Investor Units (as defined in the Constituent Documents) held in NBS, as applicable), and the ratios by which the Members will share in the Closing proceeds pursuant to Section 7 herein, is set forth on Schedule 6. The sole Manager and all members of NBS are parties to this Amendment. Manager joins in the representation and warrants set out in the immediately preceding sentence.

(n) Tax Returns. Each Company shall file or cause to be filed all applicable federal, state and local tax returns applicable to each Company required to be filed before Closing (including a 754 tax election) and has paid all taxes due with respect to each Company with respect to the periods covered by such returns for the period prior to Closing. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the knowledge of the Developer Group, threatening to assert against any of the Sellers any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith, which additional taxes, interest or penalties, if any, the Developer Group shall promptly pay upon assessment. After Closing, the Members agree to cause all tax returns and reports that are required to be prepared and filed for the period of operations of each Company prior to the Closing Date, including but not limited to all short tax years for the year of Closing, and the Section 754 election and any taxes due related thereto as otherwise set forth herein, to be timely prepared and filed, at their expense, and in addition, satisfy all amounts falling due with respect thereto as well as the 754 election to be made for each of the Companies.

(o) Sales Tax. At Closing, all sales tax returns to the extent such returns are due prior to Closing with respect to the Property owned by any Company will have been filed. Any outstanding obligation for sales tax on rents which have been paid shall be prorated with the Seller responsible for such sales taxes in connection with the Property at or prior to Closing and the Companies shall be responsible for such sales taxes in connection with the Property subsequent to Closing. Notwithstanding the previous sentence, to the extent the Companies have collected sales tax on rent payments made prior to the Closing, the amount of all such sales taxes that were collected (or should have been so collected) shall be retained by the Companies and not disbursed to Members (to the extent not previously paid to the North Carolina Department of Revenue) at the Closing to be used to satisfy the obligation to collect and remit such sales taxes to the North Carolina Department of Revenue. All transfer taxes and withholdings with respect to this transaction shall be paid by Members at Closing.

(p) Recycled Entities. Each of NBS and NBSH:

(i) has not entered into any contract or agreement with any of its “Affiliates”, constituents, or owners, or any guarantors of any of its obligations or any Affiliate of any of the foregoing (individually, a “Related Affiliate Party,” and collectively, the “Related Affiliate Parties”), except upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm’s-length transaction with an unrelated party. “Affiliate” of any person, firm or entity (“Person”) means (i) any other Person which, directly or indirectly, is in Control of, is under the Control of, or is under common Control with, such

Person; (ii) any other Person who is a director or officer of (A) such Person, (B) any subsidiary of such Person, or (C) any Person described in clause (i) of this definition; or (iii) any corporation, limited liability company or partnership which has as a director any Person described in Section (ii) of this definition;

(ii) has done or caused to be done all things necessary to observe all organizational formalities applicable to it and to preserve its existence;

(iii) has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person;

(iv) has not had its assets listed as assets on the financial statement of any other Person;

(v) has filed its own tax returns (except to the extent that it has been a tax disregarded entity not required to file tax returns under applicable law) and, if it is a corporation, has not filed a consolidated federal income tax return with any other Person;

(vi) has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Affiliate Party);

(vii) has conducted all of its business and held all of its assets in its own name;

(viii) has not commingled its assets with those of any other Person and has held all of its assets in its own name;

(ix) has not guaranteed or become obligated for the debts of any other Person;

(x) has not held itself out as being responsible for the debts or obligations of any other Person; has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Affiliate Party;

(xi) has not pledged its assets to secure the obligations of any other Person and no such pledge remains outstanding; and

(xii) has not had any of its obligations guaranteed by an Affiliate or other Related Affiliate Party, except for guarantees that have been either released or discharged (or that will be discharged as a result of the Closing).

(q) The Companies are each Single Purpose Entities.

A “Single Purpose Entity” means a limited liability company which, at all times since its formation and thereafter:

(i) has not engaged in any business or activity, other than as to NBS owning NBSH and an interest in the Property and as to NBSH owning an interest in the Property;

(ii) has not acquired or own any assets other than as set forth in (i) above;

(iii) has preserved its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation or organization and shall do all things necessary to observe organizational formalities;

(iv) has not merged or consolidated with any other Person;

(v) has not taken any action to dissolve, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets; to change its legal structure; transfer or permit the direct or indirect transfer of any partnership, membership or other equity interests, as applicable, other than as set forth in the Operating Agreements of NBS and NBSH;

(vi) has not (A) filed any insolvency or reorganization case or Proceeding, to institute proceedings to have either Company be adjudicated bankrupt or insolvent; (B) instituted proceedings under any applicable insolvency law with respect to either Company; (C) sought any relief under any law relating to relief from debts or the protection of debtors with respect to either Company; (D) consented to the filing or institution of bankruptcy or insolvency proceedings against either Company; (E) filed a petition seeking, or consent to, reorganization or relief with respect to either Company under any applicable federal or state law relating to bankruptcy or insolvency; (F) sought or consented to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for either Company or a substantial part of either Company; (G) made any assignment for the benefit of creditors of either Company; (H) admitted in writing either Company’s inability to pay its debts generally as they become due; or (I) taken action in furtherance of any of the foregoing;

(vii) has not amended or restated its organizational documents if such change would cause the provisions set forth in those organizational documents other than as set forth in the Operating Agreement;

(viii) has not owned any subsidiary or make any investment in any other Person, except for NBS owns 100% of NBSH;

(ix) has not commingled its assets with the assets of any other Person and shall hold all of its assets in its own name;

(x) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than, (A) customary unsecured trade payables incurred in the ordinary course of business provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of $10,000 and are paid within sixty (60) days of the date incurred, and (B) except for debt which is being paid in full on or before Closing;

(xi) has maintained its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person and shall not list its assets as assets on the financial statement of any other Person; provided, however, that Company’s assets may be included in a consolidated financial statement of its Affiliate provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Company from such Affiliate and to indicate that Company’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets shall also be listed on Company’s own separate balance sheet;

(xii) except for capital contributions or capital distributions permitted under the tennis and conditions of its organizational documents, has only entered into any contract or agreement with any general partner, member, shareholder, principal or Affiliate of Company or any Guarantor, or any general partner, member, principal or Affiliate thereof, upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties;

(xiii) has not maintained its assets in such a manner that is costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xiv) has not assumed or guaranteed the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person;

(xv) has not made or permitted to remain outstanding any loans or advances to any other Person;

(xvi) has filed its own tax returns separate from those of any other Person, except to the extent that Company is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and shall pay any taxes required to be paid under applicable law;

(xvii) has held itself out to the public as a legal entity separate and distinct from any other Person and conduct its business solely in its own name, shall correct any known misunderstanding regarding its separate identity and shall not identify itself or any of its Affiliates as a division or department of any other Person;

(xviii) has maintained adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall pay its debts and liabilities from its own assets as the same shall become due;

(xix) has allocated fairly and reasonably shared expenses with Affiliates (including, without limitation, shared office space) and use separate stationery, invoices and checks bearing its own name;

(xx) has paid its own liabilities (including, without limitation, salaries of its own employees) from its own funds;

(xxi) has not acquired obligations or securities of its partners, members, shareholders, or Affiliates, as applicable; and

(xxii) has maintained a sufficient number of employees (if any) in light of its contemplated business operations and pay the salaries of its own employees, if any, only from its own funds.

(r) At Closing, the Companies shall own the Property free and clear of all matters, subject only to the Permitted Exceptions.

(s) Section 7.3 of the Agreement shall apply to the representations and warranties made in this Section 11 and the representations and warranties made pursuant to this Section 11 shall survive for the statute of limitations.

12. Developer Group Indemnity. The Developer Group indemnifies and holds Buyer harmless for all loss, costs, or expense, including reasonable attorneys’ fees through all trial and appellate levels for any breach of representations or warranties in Section 11 of this Amendment; provided that (i) all liability under this Section 12 shall be limited to actual damages, and (ii) shall not include any lost profits, speculative or incidental damages. The provisions of this Section shall survive Closing.

13. Member Entities Representations and Warranties. Notwithstanding anything to the contrary contained in this Agreement, each of the Member Entities, individually and severally, hereby represents, warrants and covenants unto Buyer, on behalf of itself only and with respect only to its respective share of and interest in the Interests, and not jointly with any other Sellers, or with the Developer Group (provided, however, that Proffitt Dixon Holding Company, LLC shall be liable as to its representations and obligations as one of the Member Entities and for its representations and obligations as the Developer Group), and each of the Member Entities agree with Buyer as follows, to wit:

(a) Ability to Perform. Such Member Entity has the full power and authority to execute, deliver and carry out the terms and provisions of this Amendment applicable to it. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Amendment by such Member Entity performing its obligations under this Amendment including, but not limited to, transferring the Interests to Buyer (or its designees).

(b) Taxes. Such Member Entity has paid or will pay prior to Closing all federal, state and municipal income, sales, use, occupational, property and other taxes, assessments, fees, and charges levied upon its assets and income or otherwise relating or attributable to the assets of or business conducted by it and that are due as of the Closing Date (as applicable); provided, however, for the avoidance of doubt, that this sentence shall not apply to any taxes or assessments that are subject to proration in accordance with the Agreement. Such Member Entity has not received any written notice from any applicable governmental authority of any pending or threatened special assessments pertaining to the Property, the Interests, the NBS Interests, or the Member Entities. Such Member Entity is not delinquent in the payment of any tax, estimated tax, assessment or governmental charge. There are no tax liens affecting the Interests, NBS Interests, assets of such Member Entity or (to the knowledge of such Member Entity) the Property, except liens for non-delinquent real property taxes in the Real Property. In the event that after the Closing Date a deficiency is determined in the amount of any federal, state or local tax payable by any of the Member Entities that would affect the Member Entities or the Buyer or its assigns (directly or indirectly) and which deficiency relates to periods ending prior to the Closing Date, then, in that event, the applicable Member Entity(ies) shall be fully responsible for the payment of said deficiency and agree to indemnify the Buyer and/or its assigns related thereto as set forth in Section 14.

(c) Duly Organized. Such Member Entity is duly organized and validly existing, is in good standing in the State of its formation and in good standing in North Carolina. Such Member Entity has full power and authority to enter into this Amendment and to perform its respective obligations hereunder. All necessary entity approvals have been obtained to authorize the party executing this Amendment and consummating the transaction contemplated herein. Each Member Entity, Manager and Developer Group shall provide reasonable evidence of such good standing and authority by Closing.

(d) Litigation. There is no litigation, action, or proceeding pending or, to such Member Entity’s knowledge, threatened relating to such Member Entity or such Member Entity’s Interests, including, but not limited to, those alleging the violation of any laws, ordinances, orders or regulations of governmental or quasi-governmental authorities.

(e) Payments in Kind. Such Member Entity has issued no gift certificates, trade vouchers or other “payments-in-kind” or credits which remain outstanding which would be binding upon Buyer, NBS, NBSH or the Property.

(f) FIRPTA. Such Member Entity is a “United States person” within the meaning of the Internal Revenue Code of 1986, as amended.

(g) Free and Clear. The Interests of such Member Entity as of the Closing Date shall be free and clear of all liens and encumbrances.

(h) No Warrants. Except as set forth in the Constituent Documents for NBS, there are no outstanding options, warrants or other rights to purchase any Interests held by such Member Entity, and no outstanding or authorized purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require such Member Entity to issue, sell or otherwise cause to become outstanding any of their respective Interests.

(i) Interest. The Interests of such Member Entity to be assigned by it to Buyer comprise all of the legal and beneficial Interests of such Member Entity in NBS. Such Member Entity owns its respective issued and outstanding legal and beneficial interest free and clear of all liens, claims, and encumbrances. To such Member Entity’s knowledge, its Interests have been duly authorized, are validly issued, fully paid and nonassessable, free and clear of any liens and encumbrances of any kind, and are not subject to preemptive rights, rights of first refusal or any other right or interest of any third party created by statute or any agreement to which such Member Entity is a party or by which it is bound or subject. Such Member Entity has not issued or granted any interests, options, interest appreciation rights, performance units or similar rights related to any of the Member Entities. All necessary consents, approvals and requirements of such Member Entity to transfer the Interest to Buyer, free of liens, claims and encumbrances, including, but not limited to, the requirements of the Constituent Documents have been obtained as of the date hereof. There are no contracts, commitments or agreements relating to voting, purchase or sale of the Member Entity’s respective Interests or NBS Interests, or any rights to distributions with respect thereto, except as set forth in the Constituent Documents for NBS.

(j) Tax Returns. Such Member Entity shall file or cause to be filed all applicable federal, state and local tax returns applicable to it and required to be filed before Closing and has paid all taxes due with respect to such Member Entity with respect to the periods covered by such returns for the period prior to Closing. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the knowledge of such Member Entity, threatening to assert against it any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith, which additional taxes, interest or penalties, if any, the applicable Member Entity shall promptly pay upon assessment, unless such assessment is disputed in good faith, whereupon, such Member Entity shall pay same by Closing (which may be paid under protest). After Closing, Member Entity agrees to cause all tax returns and reports that are required to be prepared and each filed for the period of operations of the Member Entities prior to the Closing Date.

(k) The representations and warranties made pursuant to this Section 13 shall survive for the statute of limitations.

14. No Joint Liability; Member Entities Indemnity. It is hereby understood, acknowledged and agreed by all parties hereto that the liability of each Member Entity under this Amendment is strictly several and not joint, and that no Member Entity assumes or shall otherwise be responsible for any liability or obligations whatsoever of any other Seller or of the Developer Group (provided, however, that Proffitt Dixon Holding Company, LLC shall be liable as to its representations and obligations as one of the Member Entities and for its representations and obligations as the Developer Group), whether under the Agreement, this Amendment or otherwise. Each Member Entity, individually, on behalf of itself only and with respect only to each such Member Entity’s respective representations and warranties set forth in Section 13, and not jointly with any other Sellers, or with the Developer Group (provided, however, that Proffitt Dixon Holding Company, LLC shall be liable as to its representations and obligations as one of the Member Entities and for its representations and obligations as the Developer Group), will indemnify and hold Buyer harmless for all loss, costs, or expense, including reasonable attorneys’ fees through all trial and appellate levels for any breach of such Member Entity’s representations or warranties in Section 13 of this Amendment. Each Member Entity’s liability under this Section 14 shall (i) be limited to the actual damages suffered or incurred by Buyer proximately caused by such Member Entity’s breach (specifically excluding any lost profit or lost opportunity, exemplary, punitive, consequential or incidental damages of any kind), and (ii) shall in no event exceed the total consideration received by such Member Entity from Buyer for such Member Entity’s Interests. The provisions of this Section shall survive Closing.

15. Individual Members Representations and Warranties. Notwithstanding anything to the contrary contained in this Agreement, each of the Individual Members, individually and severally, hereby represents, warrants and covenants, on behalf of himself or herself only and with respect only to his or her respective share of and interest in the Interests, and not jointly with any other Sellers, or with the Developer Group, unto Buyer and agrees with Buyer as follows, to wit:

(a) Ability to Perform. Such Individual Member has the full power and authority to execute, deliver and carry out the terms and provisions of this Amendment applicable to him or her. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Amendment by such Individual Member performing its obligations under this Amendment including, but not limited to, transferring the Interests to Buyer (or its designees).

(b) Taxes. Such Individual Member has paid or will pay prior to Closing all federal, state and municipal income, sales, use, occupational, property and other taxes, assessments, fees, and charges levied upon its assets and income or otherwise relating or attributable to the assets of or business conducted by him or her and that are due as of the Closing Date (as applicable); provided, however, for the avoidance of doubt, that this sentence shall not apply to any taxes or assessments that are subject to proration in accordance with the Agreement. Such Individual Member has not received any written notice from any applicable governmental authority of any pending or threatened special assessments pertaining to the Property, the Interests, the NBS Interests, or the Member Entities. Such Individual Member is not delinquent in the payment of any tax, estimated tax, assessment or governmental charge. There are no tax liens affecting the Interests of such Individual Member, or (to the knowledge of such Individual Member) the Property, except liens for non-delinquent real property taxes in the Real Property. In the event that after the Closing Date a deficiency is determined in the amount of any federal, state or local tax payable by such Individual Member that would affect such Individual Member or the Buyer or its assigns (directly or indirectly) and which deficiency relates to periods ending prior to the Closing Date, then, in that event, such Individual Member shall be fully responsible for the payment of said deficiency and agrees to indemnify the Buyer and/or its assigns related thereto as set forth in Section 16.

(c) Litigation. There is no litigation, action, or proceeding pending or, to such Individual Member’s knowledge, threatened relating to such Individual Member or his or her Interests, including, but not limited to, those alleging the violation of any laws, ordinances, orders or regulations of governmental or quasi-governmental authorities.

(d) Payments in Kind. Such Individual Member has issued no gift certificates, trade vouchers or other “payments-in-kind” or credits which remain outstanding which would be binding upon Buyer, NBS, NBSH or the Property.

(e) FIRPTA. Such Individual Member is a “United States person” within the meaning of the Internal Revenue Code of 1986, as amended.

(f) Free and Clear. The Interests of such Individual Member as of the Closing Date, shall be free and clear of all liens and encumbrances.

(g) No Warrants. There are no outstanding options, warrants or other rights to purchase any Interests held by such Individual Member, and no outstanding or authorized purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require such Individual Member to issue, sell or otherwise cause to become outstanding any such options, warrants or other rights to produce.

(h) Interest. The Interests of such Individual Member to be assigned by him or her to Buyer comprises all of the legal and beneficial Interests of such Individual Member in NBS. Such Individual Member owns his or her respective issued and outstanding legal and beneficial Interest in NBS free and clear of all liens, claims, and encumbrances. To such Individual Member’s knowledge, his or her Interests have been duly authorized, are validly issued, fully paid and nonassessable, free and clear of any liens and encumbrances of any kind, and are not subject to preemptive rights, rights of first refusal or any other right or interest of any third party created by statute or any agreement to which such Individual Member is a party or by which he or she is bound. Such Individual Member has not issued or granted any interests, options, interest appreciation rights, performance units or similar rights related to any of the Individual Members. All necessary consents, approvals and requirements to transfer the Interest of such Individual Member to Buyer, free of liens, claims and encumbrances, including but not limited to, the requirements of the Constituent Documents, have been obtained as of the date hereof. There are no contracts, commitments or agreements relating to voting, purchase or sale of the Individual Member’s respective Interests or NBS Interests, or any rights to distributions with respect thereto, except as set forth in the Constituent Documents for NBS.

(i) Tax Returns. Such Individual Member shall file or cause to be filed all applicable federal, state and local tax returns applicable to his or her and required to be filed before Closing and has paid all taxes due with respect to such Individual Member with respect to the periods covered by such returns for the period prior to Closing. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the knowledge of such Individual Member, threatening to assert against him or her any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith, which additional taxes, interest or penalties, if any, the applicable Individual Members shall promptly pay upon assessment, unless such assessment is disputed in good faith, whereupon, such Individual Entity shall pay same by Closing (which may be paid under protest). After Closing, Individual Member agrees to cause all tax returns and reports that are required to be prepared and each filed for the period prior to the Closing Date.

(j) The representations and warranties made pursuant to this Section 15 shall survive for the statute of limitations.

16. No Joint Liability; Individual Members Indemnity. It is hereby understood, acknowledged and agreed by all parties hereto that the liability of each Individual Member under this Amendment is strictly several and not joint, and that no Individual Member assumes or shall otherwise be responsible for any liability or obligations whatsoever of any other Seller, or of the Developer Group, whether under the Agreement, this Amendment or otherwise. Each Individual

Member, individually, on behalf of itself only and with respect only to each such Individual Member’s respective representations and warranties set forth in Section 15, and not jointly with any other Sellers or with the Developer Group, will indemnify and hold Buyer harmless for all loss, costs, or expense, including reasonable attorneys’ fees through all trial and appellate levels for any breach of such Individual Member’s representations or warranties in Section 15 of this Amendment. Each Individual Member’s liability under this Section 16 shall (i) be limited to the actual damages suffered or incurred by Buyer proximately caused by such Individual Member’s breach, (specifically excluding any lost profit or lost opportunity, exemplary, punitive, consequential or incidental damages of any kind), and (ii) shall in no event exceed the total consideration received by such Individual Member from Buyer for such Individual Member’s Interests. The provisions of this Section shall survive Closing.

17. At Closing, the Developer Group shall execute and deliver an affidavit in the form of Schedule 7 attached hereto and made a part hereof and such other reasonable documentation required by the Title Company to issue a non-imputation endorsement to the Title Policy to be issued to Buyer at Closing.

18. Notwithstanding any provisions of Sections 11 though 16, inclusive, to the contrary, a breach by any of the Sellers of their respective representations, warranties or covenants under this Agreement on or before Closing shall constitute a default by such Seller under the Agreement entitling Buyer to the remedies for such default under the Agreement, but (i) no Individual Member or Member Entity shall be required to perform or be liable with respect to the obligations of any other Seller(s) or of the Developer Group (provided, however, that Proffitt Dixon Holding Company, LLC shall be liable as to its representations and obligations as one of the Member Entities and for its representations and obligations as the Developer Group), (ii) any monetary relief sought against any Seller, Manager or Developer Group shall only be against such Seller, Manager or Developer Group, severally and not jointly, and (iii) any monetary relief or performance sought shall be several and only to the extent of such Seller’s, Manager’s or Developer Group’s obligations and liabilities contained in this Amendment.

19. Waiver of Transfer Restrictions. The Manager and Members are parties to that certain Second Amended and Restated Operating Agreement of NBS dated January 9, 2012 (the “Operating Agreement”). The Manager and Members hereby waive the restrictions on transfer and right of first refusal set forth in Article VIII of the Operating Agreement, for purposes of executing the transaction contemplated herein and consent to the transfer of all Interests and the Manager’s interests as Manager, free of all liens, claims and encumbrances, and waive any right of first refusal with respect thereto. In the event the transaction contemplated herein is not executed for any reason, such transfer restrictions and right of first refusal shall remain fully enforceable against the Manager and Members.

20. This Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed an original and all of which shall be deemed one and the same instrument. Facsimile transmission signatures of this Amendment shall be deemed to be original signatures.

21. Each party to this Amendment has been individually and separately advised and represented by such legal, tax and other advisors as such party has desired, or has purposely chosen to forego such separate representations and advice. Each party who has not obtained such separate advice specifically acknowledges that Robert B. Tucker, Jr., Richard L. Farley and their respective law firms have advised and represented only Individual Members Faulkner, Stephens and Tucker.

22. Notwithstanding any provision to the contrary in the Agreement, Sections 13, 14, 15, 16 and 18 hereof shall be governed by the laws of the State of North Carolina, without regard to its conflicts of law and to Federal law, as applicable. The exclusive venue for any action arising out of or related to the Agreement shall be the State or Federal courts in Mecklenburg County, North Carolina, and all parties agree to submit to the personal jurisdiction of such courts.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

SELLERS:

FOUNTAINS AT NEWBERN STATION, LLC, a North Carolina limited liability company

By:	Proffitt Dixon Partners, LLC, a North Carolina limited liability company, its Manager

	By:	/s/ Stuart Proffitt
	Name:	Stuart Proffitt
	Title:	Manager
	Date:	September 9, 2013

NEWBERN STATION HOLDINGS, LLC, a North Carolina limited liability company

By:	Proffitt Dixon Partners, LLC, a North Carolina limited liability company, its Manager

	By:	/s/ Stuart Proffitt
	Name:	Stuart Proffitt
	Title:	Manager
	Date:	September 9, 2013

MANAGER

Proffitt Dixon Partners, LLC

	By:	/s/ Stuart Proffitt
	Name:	Stuart Proffitt
	Title:	Manager
	Date:	September 9, 2013

MEMBERS

/s/ H. Keith Brunnemer Jr.
H. Keith Brunnemer Jr.
Date: September 5, 2013

/s/ H. Keith Brunnemer III
H. Keith Brunnemer III
Date: September 5, 2013

Brunnemer Children’s GST Trust

By:	/s/ H. Keith Brunnemer III
Name: H. Keith Brunnemer III
Title: Trustee
Date: September 5, 2013

Alex G. Campbell III IRA

By:	/s/ Alex G. Campbell III
Alex G. Campbell III, Beneficiary

By:	Millennium Trust Company, as custodian for Alex G. Campbell III IRA

By:	/s/ David Grandsart
David Grandsart Acct Admin Millennium Trust Co., LLC, as Custodian

/s/ Brendon J. Contant
Brendon J. Contant
Date: September 4, 2013

/s/ Charles O. Dalton
Charles O. Dalton
Date: September 6, 2013

Charles O. Dalton Family, LLC

By:	/s/ Charles O. Dalton
Name: Charles O. Dalton
Title: Manager
Date: September 6, 2013

/s/ Robert W. Deaton
Robert W. Deaton
Date: August 30, 2013

/s/ Robert W. Deaton
Robert W. Deaton, as custodian for Robert A.W. Deaton
Date: August 30, 2013

/s/ Robert W. Deaton
Robert W. Deaton, as custodian for James W.B. Deaton
Date: August 30, 2013

/s/ Gaither Deaton
Gaither Deaton
Date: August 30, 2013

/s/ Frederick Sherrill Deaton
Frederick Sherrill Deaton
Date: August 30, 2013

Dixon Family Trust

By:	/s/ Caroline H. Dixon
Name: Caroline H. Dixon
Title: Trustee
Date: August 30, 2013

Wyatt T. Dixon III IRA

By:	/s/ Wyatt T. Dixon III
Wyatt T. Dixon III, Beneficiary

By: Millennium Trust Company, as custodian for Wyatt T. Dixon III IRA

By:	/s/ David Grandsart
David Grandsart Acct Admin Millennium Trust Co., LLC, as Custodian

/s/ James C. Faulkner
James C. Faulkner
Date: September 2, 2013

/s/ Lee R. Goldberg
Lee R. Goldberg
Date: September 4, 2013

/s/ Amelia B. Hines
Amelia B. Hines
Date: September 4, 2013

/s/ Henry Linsert
Henry Linsert
Date:

/s/ Elizabeth K. Linsert
Elizabeth K. Linsert
Date:

/s/ Joe Luter IV
Joe Luter IV
Date:	September 6, 2013

/s/ Ethan Milley
Ethan Milley
Date:	September 2, 2013

Ethan Milley IRA

By:	/s/ Ethan Milley
Ethan Milley, Beneficiary

By: Millennium Trust Company, as custodian for Ethan Milley IRA

By:	/s/ David Grandsart
David Grandsart Acct Admin Millennium Trust Co., LLC, as Custodian

Marilyn K. Milley IRA

By:	/s/ Marilyn K. Milley
Marilyn K. Milley, Beneficiary

By: Millennium Trust Company, as custodian for Marilyn K. Milley IRA

By:	/s/ David Grandsart
David Grandsart Acct Admin Millennium Trust Co., LLC, as Custodian

/s/ Anne S. Page
Anne S. Page
Date:	August 30, 2013

/s/ G. Dan Page Jr.
G. Dan Page Jr.
Date:	August 30, 2013

/s/ Richard M. Porter
Richard M. Porter
Date:	September 4, 2013

/s/ Steve Proffitt
Steve Proffitt
Date:	September 8, 2013

Stuart Proffitt IRA

By:	/s/ Stuart Proffitt
Stuart Proffitt, Beneficiary

By: Millennium Trust Company, as custodian for Stuart Proffitt IRA

By:	/s/ David Grandsart, Account Admin, Millennium Trust Company

Date:	September 13, 2013

A Samet Property, LLC

By:	/s/ Arthur L. Samet

Name:	Arthur L. Samet
Title:	Manager
Date:	September 4, 2013

Leslye Samet Trust

By:	/s/ Norman G. Samet

Norman G. Samet, Trustee
Date:	September 4, 2013

/s/ Holmes B. Smoot
Holmes B. Smoot
Date:	August 30, 2013

/s/ Louis C. Stephens III
Louis C. Stephens III
Date:	September 4, 2013

/s/ H. Hallen Tate Jr.
H. Allen Tate Jr.
Date:

Joe F. Teague, Jr. IRA

By:	/s/ Joe F. Teague, Jr.
Joe F. Teague, Jr., Beneficiary

By: Millennium Trust Company, as custodian for Joe F. Teague, Jr. IRA

By:	/s/ David Grandsart Account Admin
Date:	September 13, 2013

Kenneth P. Walsh, Jr. IRA

By:	/s/ Kenneth P. Walsh, Jr.
Kenneth P. Walsh, Jr.

By: Millennium Trust Company, as custodian for Kenneth P. Walsh, Jr. IRA

By:	/s/ David Grandsart Account Admin
September 13, 2013

Woollen Development, LLC

Name:	Thomas Hayes Woolen, Jr.
Title:	President
Date:	September 3, 2013

WTD3 Family Holding Company, LLC

By:	/s/ Wyatt T. Dixon
Name:	Wyatt T. Dixon
Title:	Manager
Date:	August 29, 2013

Proffitt Dixon Holding Company, LLC

By:	/s/ Stuart Proffitt
Name:	Stuart Proffitt
Title:	Manager
Date:	September 5, 2013

/s/ Jeff Kane
Jeff Kane
Date:	September 6, 2013

/s/ Robert B. Tucker, Jr.
Robert B. Tucker, Jr.
Date:	August 30, 2013

WBGT Holdings LLC

By:	/s/ W. Douglas Foster
Name:	W. Douglas Foster
Title:	Manager
Date:	September 1, 2013

Estate of Henry Allen

By:	/s/ Charles W. Reagan, Jr.
Name:	Charles W. Reagan, Jr.
Title:	Executor/Trustee
Date:	September 10, 2013

BUYER:

TRADE STREET OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:	Trade Street OP GP, LLC, a Delaware limited liability company, its General Partner

	By:	Trade Street Residential, Inc., a Maryland corporation, its Sole Member

		By:	/s/ Bert Lopez
		Name:	Bert Lopez
		Title:	COO
		Date:	August 30, 2013

Developer Group joins and consents to the terms of this Assignment to agree to the terms of this Assignment.

DEVELOPER GROUP:

By:	/s/ Stuart Proffitt
Name:	Stuart Proffitt
Title:	Manager
Date:	September 5, 2013

Schedule 4

Financial Records

Schedule 5

Constituent Documents

Schedule 6

Percentage Interests

Schedule 7

Affidavit and Indemnity